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Exhibit 23.2

Consent of Independent
Certified Public Accountants

Sentigen Ltd.
Bermuda

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 8, 2003, relating to the financial statements of Sentigen Ltd., which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Chicago, Illinois
April 23, 2003

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  Exhibit 23.2